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                                                                    EXHIBIT 10.3

                              IONICS, INCORPORATED

                 AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

    1. Purpose. The purpose of this Plan is to enable officers and other key employees of, and consultants to, Ionics, Incorporated (the "Company") and any present or future parent or subsidiary of the Company (collectively, "Related Corporations") to (i) own shares of Stock in the Company, (ii) participate in the stockholder value which has been created, (iii) have a mutuality of interest with other stockholders and (iv) enable the Company to attract, retain and motivate key employees and consultants of particular merit. As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

    2. Definitions. For the purposes of the Plan, the following terms shall have the meanings set forth below:

         (a) Award means the grant or sale pursuant to the Plan of any Restricted Stock Awards, Stock Options or Long-Term Performance Awards.

         (b) Board means the Board of Directors of the Company.

         (c) Code means the Internal Revenue Code of 1986, as amended from time to time, or any statute successor thereto, and any regulations issued from time to time thereunder.

         (d) Company means Ionics, Incorporated, a corporation organized under the laws of the Commonwealth of Massachusetts (or any successor corporation).

         (e) Disability means "permanent and total disability" as defined under
    Section 22(e)(3) of the Code or any successor statute.

         (f) Effective Date means the date that the Plan is approved by both the Board of Directors of the Company and the stockholders of the Company, and if not approved on the same day, the date of the last approval.

         (g) Fair Market Value means, as of any given date, the last reported sales price of the Stock as reported in The Wall Street Journal for such date, or if no such sale is reported on the last preceding trade date to the sales date, or if the Stock is not publicly traded on or as of such date, the fair market value of the Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

         (h) Incentive Stock Option means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         (i) Long-Term Performance Award means an award made pursuant to Section 7 below that is payable in cash and/or Stock in accordance with the terms of the grant, based on Company, business unit and/or individual performance over a period of at least one year.

         (j) Non-Qualified Stock Option means any Stock Option that is not an Incentive Stock Option.

         (k) Participant means an employee or consultant to whom an Award is granted pursuant to the Plan.

         (l) Plan means the Ionics, Incorporated 1997 Stock Incentive Plan, as set forth herein and as it may be amended from time to time.

         (m) Restricted Stock Award means an award made pursuant to Section 8 below that is payable in Stock in accordance with and subject to the terms of the grant.

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         (n) Retirement means a termination of employment, for reasons other than death, which satisfies the requirements for normal, early, late or disability retirement in accordance with the Ionics, Incorporated Retirement Plan or any successor plan.

         (o) Stock means the common stock, $1.00 par value per share, of the Company.

         (p) Stock Option or Option means any option to purchase shares of Stock granted pursuant to Section 6 below.

    In addition the term CHANGE IN CONTROL shall have meaning set forth in
Section 9.2.

    3. Administration

         (a) Board or Committee Administration. The Plan shall be administered by the Board or, subject to paragraph 3(d) (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the "Committee"), which shall initially be the Compensation Committee of the Board. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Award by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under Section 5 to receive Incentive Stock Options) Incentive Stock Options shall be granted, and to whom (from among the class of individuals and entities eligible under Section 5 to receive Non-Qualified Stock Options, Restricted Stock Awards and Long-Term Performance Awards) Non-Qualified Stock Options, Restricted Stock Awards and Long-Term Performance Awards may be granted, (ii) determine the time or times at which Awards shall be granted; (iii) determine the purchase price of shares subject to each Option or Restricted Stock Award, which prices shall not be less than the minimum price specified in Section 6.2(a) or
    Section 8, as the case may be; (iv) determine whether each Option granted shall be an Incentive Stock Option or a Non-Qualified Stock Option; (v) determine (subject to Sections 6.2(b) and 6.2(c)) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Awards and the nature of such restrictions, if any; (viii) determine the Restriction Period (as set forth in Section 8.1(a)); and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Stock Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Non-Qualified Stock Option is not treated as an Incentive Stock Option. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

         (b) Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

         (c) Grant of Awards to Board Members. Awards may be granted to members of the Board who are otherwise eligible to receive Awards under the Plan. All grants of Awards to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible to receive grants of Awards pursuant to the

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    Plan or (ii) have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Awards, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Awards.

         (d) Performance-Based Compensation. The Board, in its discretion, may take such action as may be necessary to ensure that Stock Options and Restricted Stock Awards granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following: (i) if the Board determines that Stock Options and certain Restricted Stock Awards granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Options and certain Restricted Stock Awards to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code); and
    (ii) Stock Options and certain Restricted Stock Awards granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Option or the disposition of Stock acquired pursuant to such Stock Option to constitute Performance-Based Compensation.

    4. Shares of Stock Subject to the Plan.

         (a) Stock. The Stock subject to Awards shall be authorized but unissued shares of Stock or shares of Stock reacquired by the Company in any manner. Subject to adjustment as provided in subsection (c) of this Section 4, the aggregate number of shares of Stock that may be issued pursuant to the Plan shall be (i) 2,750,000 (which number includes the aggregate number of shares with respect to which no options have been granted under the 1979 Stock Option Plan on the Effective Date), plus (ii) such number of shares as to which options granted under the 1979 Stock Option Plan terminate or expire without being fully exercised, plus (iii) effective as of January 1, 1998 and each of the three successive years thereafter, a number of shares of Stock equal to two percent (2%) of the total number of shares of Stock issued and outstanding as of the close of business on December 31 of the preceding year. Subject to adjustment as provided in subsection (c) of this
    Section 4, no more than an aggregate of 750,000 shares of Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options granted under the Plan that are the subject of disqualifying dispositions within the meaning of Sections 421, 422 and 424 of the Code and the regulations thereunder); no more than an aggregate of 150,000 shares of Stock may be issued in connection with Long-Term Performance Awards granted under this Plan; and no more than an aggregate of 1,000,000 shares of Stock may be issued in connection with Restricted Stock Awards. If any Award granted under the Plan expires, ceases to be exercisable or is terminated, surrendered (other than pursuant to Sections 6.2(k) or 12.5) or forfeited, in whole or in part, the unpurchased shares subject to such Award shall again be available for grants of Awards under the Plan.

         No employee of the Company or any Related Corporation may be granted Options (or any other Award) to acquire, in the aggregate, more than 200,000 shares of Stock during any 12-month period under the Plan. If any Award granted under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unpurchased shares subject to such Award shall be included in the determination of the aggregate number of shares of Stock deemed to have been granted to such employee under the Plan.

         (b) Computation of Available Shares. For the purpose of computing the total number of shares of Stock available for Plan purposes at any time during which the Plan is in effect, there shall be debited against the total number of shares determined to be available pursuant to paragraphs (a) and
    (c) of this Section 4 the maximum number of shares of Stock subject to issuance upon exercise of Options or upon settlement of other Awards theretofore made under the Plan. In addition, however, shares related to the unexercised, undistributed or restricted portion of any expired, terminated, surrendered (other than

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    pursuant to Sections 6.2(k) or 12.5) or forfeited Award for which no material benefit was received by a Participant (e.g. dividends, but not including voting rights), or to the portion of any Award settled in cash, shall be recredited to the number remaining upon such expiration, termination, surrender or forfeiture and thereafter again be available for distribution in connection with future Awards under the Plan.

         (c) Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, and in the number and option price of shares subject to outstanding Options and other Stock-based Awards granted under the Plan, as may be determined to be appropriate by the Committee in its sole discretion provided that the number of shares subject to any Award shall always be a whole number.

    5. Eligibility. Incentive Stock Options may be granted only to employees of the Company and any Related Corporation. Officers and other key employees of or consultants to the Company, who are responsible for or contribute to, as determined by the Committee in its sole discretion, the management, growth and/or profitability of the business of the Company and/or any Related Corporation are eligible for Awards under the Plan.

    6. Stock Options.

    6.1 Provision for Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant any optionee who is an employee of the Company, or of any Related Corporation, Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. In the case of any other person eligible for an Award under the Plan, any Stock Option granted under the Plan shall be a Non-Qualified Stock Option.

    Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised (other than acceleration of the exercisability of Stock Options hereunder) so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such
Section 422.

    6.2 Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

         (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at the time of grant. However, any Incentive Stock Option granted to any optionee who, at the time the option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a parent or subsidiary corporation (in each case as defined in Section 424 of the Code) shall have an exercise price no less than 110% of Fair Market Value per share on date of the grant.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date on which the Option is granted. However, any Incentive Stock Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a parent or subsidiary corporation (in each case as defined in Section 424 of the Code) may not have a term of more than five years. No Stock Option may be exercised by any person after expiration of the term of the Option.

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         (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, provided, however, that, except as provided in Sections 6.2(f), 6.2(g) and 9, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable during the six months following the date of the granting of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

         (d) Method of Exercise. Subject to whatever installment exercise provisions apply pursuant to Section 6.2(c), Stock Options may be exercised in whole or in part at any time and from time to time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the Option is granted.

         If payment of the Option exercise price of a Stock Option is made in whole or in part in the form of unrestricted Stock already owned by the Participant, the Company may require that the Stock has been owned by the Participant for a specified minimum period of time, for the purpose of avoiding any charge to the Company's earnings, limiting the pyramiding of Stock Option exercises, or such other purposes as the Company deems appropriate.

         No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 12.1.

         (e) Transferability. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, provided, however, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the optionee or to trusts for such family members, or to partnerships in which such immediate family members are the only parties, subject to such limits as the Committee may establish, and the transferee shall remain subject to all of the terms and conditions applicable to such Non-Qualified Stock Options prior to such transfer.

         (f) Termination by Reason of Death. If an optionee's employment by or association with the Company or any Related Corporation terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable at the time of death, or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of 90 days (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (g) Termination by Reason of Disability or Retirement. If an optionee's employment by or association with the Company or any Related Corporation terminates by reason of Disability or Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of 90 days (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such 90-day period (or such shorter period as the Committee shall specify at grant), any unexercised

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    Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of 90 days from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (h) Other Termination. Unless otherwise determined by the Committee at grant, if an optionee's employment by or association with the Company or any Related Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that in the Committee's sole discretion, based upon such factors as the Committee may deem appropriate, the Committee may specify that such Stock Option may be exercised, to the extent exercisable at termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of 90 days (or such shorter period as the Committee shall specify at grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

         (i) Extension of Exercisability Period. The Committee or Board of Directors pursuant to the authority granted in Section 3(a) may in its discretion grant Stock Options which provide for longer periods of exercisability following the termination of an optionee's employment by or association with the Company or any Related Company than is provided in Subsections 6.2(f), 6.2(g), and 6.2(h), provided that any extended exercisability period shall not extend beyond the expiration of the stated term of the Stock Option. Notwithstanding Sections 6.2(f), 6.2(g) and 6.2(h), the Committee or the Board of Directors may also in its discretion amend outstanding Stock Options to extend the period during which they remain exercisable, provided that any extended exercisability period shall not extend beyond the expiration of the stated term of the Stock Option.

         (j) Incentive Stock Option Limitations. To the extent required for "incentive stock option" status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company and any parent or subsidiary corporation (within the meaning of Section 424 of the Code) shall not exceed $100,000. The Company intends to designate any Options granted in excess of the $100,000 limitation as Non-Qualified Stock Options, and the Company shall issue certificates to the optionee with respect to the Options that are Non-Qualified Options and Options that are Incentive Stock Options.

         (k) Cashless Exercise; Satisfaction of Tax Withholdings. To the extent permitted under applicable laws and regulations, at the request of a Participant, the Company agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to a registered securities broker acceptable to the Company instructions to sell a sufficient number of shares of Stock for which such Option is then exercisable to cover the costs and expenses associated with such exercise and sale. Under any Option, the Committee may permit a Participant to pay any applicable withholding taxes by delivering a sufficient number of previously owned shares of Common Stock to the Company to satisfy such taxes.

    7. Long-Term Performance Awards

    7.1 Provision for Grant. Long-Term Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the nature, length and starting date of the performance period (the "Performance Period") for each Long-Term Performance Award, which subject to
Section 9 below shall be a period of at least one year, and shall determine the performance objectives to be used in valuing Long-Term Performance Awards and determining the extent to which such Long-Term Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such Company, business unit and/or individual performance factors and criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. Performance Periods may overlap and Participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and/or different performance factors and criteria.

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    7.2 Periodical Determination of Performance. At the beginning of each
Performance Period, the Committee shall determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values or number of shares of Stock to be awarded to the Participant at the end of the Performance Period if and to the extent that the relevant measure(s) of performance for such Long-Term Performance Award is (are) met. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Committee, in its sole discretion.

    7.3 Adjustment of Awards. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long-Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long-Term Performance Awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship.

    7.4 Termination of Employment. Subject to Section 9 below and unless otherwise provided in the applicable Award agreement(s), if a Participant terminates employment or other association with the Company or any Related Corporation during a Performance Period because of death, Disability or Retirement, such Participant shall be entitled to a payment with respect to each outstanding Long-Term Performance Award at the end of the applicable Performance Period (i) based, to the extent relevant under the terms of the award, upon the Participant's performance for the portion of such Performance Period ending on the date of termination and the performance of the applicable business unit(s) for the entire Performance Period, and (ii) prorated, where deemed appropriate by the Committee, for the portion of the Performance Period during which the Participant was employed by or associated with the Company and any Related Corporation, all as determined by the Committee, in its sole discretion. However, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

    Subject to Section 9 below, if a Participant terminates employment by or association with the Company and any Related Corporation during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to Long-Term Performance Awards subject to such Performance Period, unless the Committee shall otherwise determine, in its sole discretion.

    7.5 Form of Payment. The earned portion of a Long-Term Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee, in its sole discretion. Payment shall be made in the form of cash or whole shares of Stock, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant Performance Period, all as the Committee shall determine at or after grant.

    8. Restricted Stock Awards

    8.1 Terms and Conditions. The Committee may grant Restricted Stock Awards in furtherance of the purpose of the Plan without, unless otherwise provided, other payment and subject to the restrictions referred to in this Section 8. All Restricted Stock Awards granted under the Plan shall be so granted for, and in consideration of, past services rendered to the Company or a Related Corporation or other lawful consideration and shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Restricted Stock Agreement referred to in Section 8.1(d) hereof:

         (a) Restriction Period. At the time of a grant of shares of Restricted Stock, the Committee shall establish for all such shares received by a grantee (a "Restricted Stock Grantee") (or, if it is the intent that the total of such shares shall be divided into separate parts, for each part of such total) a period of time (the "Restriction Period") commencing with the date of the grant of such shares during which time the shares may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as herein provided. Different Restriction Periods may be fixed for different parts of the shares that are being granted to a recipient, and the Restriction Period for one grant may differ from the Restriction Period for other grants; provided, however, that in no event will the total Restriction Period with respect to any

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    Restricted Stock Award be less than three (3) years, and restrictions shall lapse as to equal pro rata portions of a Restricted Stock Award over the total Restriction Period. Except for such restrictions, unless otherwise determined by the Committee, the Restricted Stock Grantee as owner of the shares of Stock subject to the Restricted Stock Awards shall have all the rights of a stockholder, including but not limited to the right to receive any dividends paid on such shares of Stock and the right to vote such shares of Stock. The restrictions shall terminate upon the expiration of the Restriction Period, or, if determined by the Committee, earlier upon the Restricted Stock Grantee's death, Disability, Retirement, or other voluntary or involuntary termination of employment without cause.

         (b) Termination of Employment. If a Restricted Stock Grantee ceases to be an employee of the Company or a Related Corporation, all Restricted Stock Awards theretofore granted to him as to which the restrictions imposed under this Section 8 have not terminated or do not thereby terminate shall, except as otherwise provided in this Plan, upon such cessation of employment be forfeited and returned to the Company. Notwithstanding the foregoing, the Committee in its discretion may waive such forfeiture, but only where the termination of employment of a Restricted Stock Grantee is due to Retirement, Disability, death or voluntary or involuntary termination of employment without cause. In any of such events the Committee may provide that any remaining restriction period shall terminate for all Restricted Stock Awards of the Restricted Stock Grantee and the Company shall deliver, upon remittance by the Restricted Stock Grantee of the amount of any taxes or other amounts which have been withheld by the Company, the shares of Stock subject to the Restricted Stock Award to or for the benefit of the Restricted Stock Grantee free of restrictions. In the event that the Restricted Stock Grantee forfeits any shares of Stock subject to the Restricted Stock Award, the Company shall reacquire such shares without making any payment to the Restricted Stock Grantee therefor.

         (c) Legend. Each certificate issued in respect of Restricted Stock Awards granted under the Plan shall be registered in the name of the Restricted Stock Grantee and deposited by him, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in a Plan and an Agreement between the registered owner and Ionics, Incorporated. A copy of such Plan and Agreement will be furnished to the holder of this certificate upon written request and without charge."

         (d) Restricted Stock Agreement. The Restricted Stock Grantee shall enter into an Agreement (a "Restricted Stock Agreement") with the Company, in a form not inconsistent with the Plan, agreeing to the terms and conditions of the grant and such other matters as the Committee shall in its sole discretion determine. The Restricted Stock Agreement may be amended by the Committee at any time to modify the Restriction Period with respect to any Restricted Stock Awards the restrictions on which have not then lapsed or in any other respect; provided that, except as provided in Section 10, no amendment shall adversely affect the terms and conditions of an outstanding grant without the written consent of the Restricted Stock Grantee.

         (e) Termination of Restrictions. Upon the termination of the restrictions imposed under this Section 8, the Company shall return to the Restricted Stock Grantee (or his legal representative, beneficiary, or heir) certificates, without a legend, for the shares of Common Stock deposited with it pursuant to subsection (c) hereof.

    8.2 Taxes. The Company or a Related Corporation, as the case may be, shall have the right to deduct from amounts payable to the Restricted Stock Grantee, or to require such grantee to pay, any taxes required by law to be withheld with respect to Restricted Stock Awards. In the Committee's discretion such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the grant creating the tax obligation, valued at their fair market value on the date of delivery.

    8.3 Notice of Election Under Section 83(b). Each Restricted Stock Grantee making an election under Section 83(b) of the Code and the regulations and rulings promulgated thereunder, will provide a copy thereof to the Company within thirty days of the filing of such election with the Internal Revenue Service
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



and the Restricted Stock Agreement referred to in Section 8 shall so provide. In the event a Restricted Stock Grantee does not provide to the Company a copy of a valid election under Section 83(b) of the Code filed with the Internal Revenue Service with respect to a Restricted Stock Award, the Company may presume that no such election was filed and, accordingly, withhold from any payments (including salary and bonuses) otherwise payable to the Restricted Stock Grantee in order to comply with any withholding obligation arising upon the termination of any restriction.

    9. Change in Control Provisions.

    9.1 Consequences of Event. In the event of a Change in Control, in addition to the adjustment provided for in Section 4(c), the Committee may in its discretion determine whether, with respect to all Stock Options granted and Awards made before the Change in Control, the following acceleration and valuation provisions shall apply:

         (a) Any Stock Options awarded under the Plan not previously exercisable shall thereupon become fully exercisable.

         (b) Any remaining restrictions on Restricted Stock Awards shall lapse;

         (c) Any outstanding Long-Term Performance Awards shall be paid out in cash within thirty days following the Change in Control based on prorated target results for the Performance Periods in question.

    In case of any reorganization, merger or consolidation of the Company into or with another company or in the case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, each Stock Option and other Award shall be automatically converted into a stock option or other award which covers shares of stock or other securities equivalent in kind and value to the shares or other securities the optionee or holder would have held if the Stock Option or other Award had been exercised or received in full prior to such reorganization, merger, consolidation, sale or conveyance and no disposition thereof had subsequently been made, and the option price under each Stock Option shall be proportionately adjusted.

    9.2 Change in Control. For purposes of this Plan, a "Change in Control" means the happening of any of the following:

         (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 12(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"); provided, however, that any acquisition by (x) any noncorporate shareholder of the Company as of the effective date of the initial registration of an offering of Stock under the Securities Act of 1933, (y) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

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

         (b) Continuing Directors constitute less than a majority of the Board, where a Continuing Director is (i) each person who was a director of the Company on January 2, 1997, and (ii) each person who subsequently becomes a director of the Company and whose election or nomination was approved by a vote of at least a majority of the Continuing Directors in office at the time of the election or nomination unless that person became a director in connection with an actual or threatened election contest; or

         (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not own beneficially, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

         (d) a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

    10. Amendment and Termination. The Board may terminate or amend the Plan at any time and from time to time; provided, however, that the Board may not, without approval of the stockholders of the Company, increase the maximum number of shares of Stock issuable under the Plan or change the description of the individuals eligible to receive Awards. No termination of or amendment to the Plan may adversely affect the rights of a Participant with respect to any Award theretofore granted under the Plan without such Participant's consent.

    The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 4 above, no such amendment shall (i) decrease the exercise price of an outstanding Stock Option, or (ii) effect the simultaneous cancellation of an outstanding Stock Option and new grant of a replacement Stock Option, or (iii) without the Participant's consent, impair the rights of any Participant.

    11. Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of any other general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

    12. General Provisions.

    12.1 Investment Representation. The Committee may require each person acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-

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

transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    12.2 Adoption of Other Plans. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    12.3 No Employment Rights. Neither the establishment or continuation of the Plan, nor the grant of any Award hereunder, shall confer upon any employee or consultant of the Company or any Related Corporation any right to continued employment or association with the Company and any Related Corporation, nor shall it interfere in any way with the right of the Company and any Related Corporation to terminate the employment or association of any of its employees or consultants at any time.

    12.4 Participant Not to Compete. In consideration of the Company's grant of an Award, a Participant shall agree in the agreement setting forth the terms of such Award that during the period of his employment by or other service with the Company or any Related Corporation, and for a period of at least two (2) years after the date such employment or service terminates, he will not without the consent of the Board accept or perform work for any entity whose business is competitive with the business carried on by the Company and any Related Corporation, or engage in activities which are significantly competitive with the business of the Company and any Related Corporation. In the event a Participant breaches such agreement, the Participant shall forfeit all rights to any unexercised Options or unearned Awards held as of the date of such breach.

    12.5 Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

    12.6 Payments on Death. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

    12.7 Governing Law. The Plan and all Awards and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

    13. Term of Plan. The Plan shall become effective upon the approval of the Plan by the stockholders of the Company. No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Plan's approval by stockholders, but Awards theretofore granted may extend beyond that date.

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